EXHIBIT 3.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED BYLAWS

OF

LIVE NATION, INC.

Incorporated under the Laws of the State of Delaware

This First Amendment to Amended and Restated Bylaws of Live Nation, Inc. adopted December 21, 2005 (the “Bylaws”) hereby amends the Bylaws in the following respects:

1. Article V, Section 5.1 is hereby amended and restated in its entirety as follows:

“SECTION 5.1 Stock Certificates and Transfers. The interest of each stockholder of the corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the corporation may from time to time prescribe, or may be represented by uncertificated shares of stock. Subject to the satisfaction of any additional requirements specified in the Certificate of Incorporation, the shares of the stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by his or her attorney, and, in the case of certificated shares, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

Certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.”

2. Article V, Section 5.3 is hereby amended and restated in its entirety as follows:

“SECTION 5.3 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the corporation or uncertificated shares of stock shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors, or any financial officer of the corporation, may in its, or his or her, discretion require.”

Adopted as of December 18, 2007.